Exhibit 99.1

KYTHERA Biopharmaceuticals Announces 2014 Operating Results

Westlake Village, Calif., March 2, 2015 — KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today reported financial results for its quarter and year ended December 31, 2014, and provided an update on recent accomplishments.

“Last year KYTHERA achieved many milestones and this year we continue our upward momentum. Most notably, we filed our New Drug Application for ATX-101 in the U.S., and several ex-US territories,” said Keith Leonard, KYTHERA’s president and CEO. “If approved, ATX-101 can fulfill an unmet need as a first-in-class submental contouring drug. Also, with the recent acquisition of a potential novel drug treatment for hair loss, we continue on our path to develop and bring products to market with unmet needs that enable people to achieve a positive self-image.”

Summary Financial Results

Cash and cash equivalents and marketable securities totaled $99.7 million at December 31, 2014. This compared to $172.1 million at December 31, 2013, of which $5.1 million was restricted. The Company had net use in operating activities of cash and cash equivalents of $59.5 million for the year ended December 31, 2014. Based on current operating plans, the Company believes its existing cash and cash equivalents will allow it to fund its operations through at least the next 12 months.

Research and development expenses totaled $13.5 million for the fourth quarter 2014 and $47.8 million for the full year 2014, compared to $9.2 million for the fourth quarter 2013 and $34.0 million for the full year 2013. The increase in research and development expenses in 2014 compared to the similar periods in 2013 is primarily attributable to higher costs from an increase in headcount and related personnel costs, increased external costs related to the development of commercial manufacturing and supply chain capabilities for the potential launch of ATX-101, and the creation, development and execution of the Company’s medical affairs program.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

General and administrative expenses totaled $9.7 million for the fourth quarter of 2014 and $31.1 million for the year ended December 31, 2014, compared to $4.4 million for the fourth quarter of 2013 and $16.1 million for the year ended December 31, 2013. The increase in general and administrative expenses in 2014 compared to the similar periods in 2013 is primarily attributable to increased personnel costs, marketing costs and expansion of our information technology infrastructure in preparation for a potential commercial launch of ATX-101 and services associated with supporting a growing public company.

Net loss was $24.2 million for the fourth quarter of 2014 and $135.6 million for the year ended December 31, 2014, compared to $14.0 million for the fourth quarter of 2013 and $51.9 million for the year ended December 31, 2013.

Key 2014 Accomplishments

•              In March, the Company acquired the development and commercialization rights to ATX-101 outside of the U.S. and Canada from Bayer Consumer Care.

•              In May, KYTHERA submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for ATX-101 (deoxycholic acid) as an injectable treatment for the improvement of submental fullness. The FDA has determined the NDA will have a Prescription Drug User Fee Act (PDUFA) action date of May 13, 2015.

•              In August, KYTHERA submitted a New Drug Submission (NDS) to Health Canada seeking approval for ATX-101 as an injectable treatment for the improvement of submental fullness in Canada.

•              In October, KYTHERA submitted a Marketing Authorization Application (MAA) to Swissmedic seeking approval for ATX-101 as an injectable treatment for the improvement of submental fullness in Switzerland.

•              In November, the Company’s medical affairs department began initial site recruitment for the Condition of Submental Fullness and Treatment Outcomes Registry (CONTOUR) trial.

•              In November, KYTHERA launched a physician-focused unbranded awareness campaign and website (www.submentalfullness.com) for submental fullness.

The company plans to host a 2015 outlook call by the end of the first quarter 2015, details of which will be included in a future announcement.

About ATX-101

ATX-101 is a patented formulation of a pure, non-animal derived version of deoxycholic acid, a naturally occurring molecule in the body that aids in the breakdown of dietary fat. ATX-101 has been the subject of 19 clinical studies involving more than 2,600 patients covering a span of ages (19-65) and BMI (18.2-45.6). A New Drug Application (NDA) was submitted to the U.S. Food and Drug Administration (FDA) in May 2014, and has a Prescription Drug User Fee Act (PDUFA) action date of May 13, 2015. Additionally, KYTHERA has submitted regulatory filings in Canada, Switzerland and Australia. If approved, ATX-101 would be a less-invasive, non-surgical option for the treatment of submental fullness.

About Submental Fullness

Submental fullness is an oft-cited, yet undertreated, condition that can detract from an otherwise balanced and harmonious facial appearance(i) — leading to an older and heavier look.(ii) Submental fullness can affect adults of all ages and weight. Influenced by multiple factors, including aging and genetics, submental fullness is often resistant to diet and exercise. According to a 2014 survey by the American Society for Dermatologic Surgery, 68 percent of consumers are bothered by submental fullness.(iii)

About KYTHERA

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. In addition to its lead product candidate ATX-101, KYTHERA also licensed the worldwide rights to setipiprant, an early-stage potential treatment for hair loss. KYTHERA’s longer-term strategy is to leverage its biotechnology and aesthetics experience to aggressively expand its product portfolio and pipeline. Find more information at http://www.kythera.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including our expectations regarding the sufficiency of our cash resources; the timing of our PDUFA date with the FDA; and the timing of ex-U.S. regulatory filings. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2014.

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(Tables follow)

KYTHERA BIOPHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating expenses:
In-process research and development	$—	$—	$52,757	$—
Research and development	13,497	9,203	47,840	33,974
General and administrative	9,660	4,360	31,055	16,092
Total operating expenses	23,157	13,563	131,652	50,066
Loss from operations	(23,157)	(13,563)	(131,652)	(50,066)
Interest income	74	40	260	135
Interest expense	(1,123)	(495)	(4,157)	(1,980)
Other (expense), net	(17)	—	(72)	—
Net loss	$(24,223)	$(14,018)	$(135,621)	$(51,911)
Per share information:
Net loss, basic and diluted	$(1.07)	$(0.66)	$(6.04)	$(2.71)
Basic and diluted weighted average shares outstanding	22,682	21,149	22,466	19,150

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	December 31,	December 31,
	2014	2013

Cash and cash equivalents, marketable securities and restricted cash	$99,661	$172,120
Working capital	80,530	155,695
Total assets	103,426	173,407
Notes payable (current and noncurrent)	28,145	11,505
Common stock and additional paid-in capital	367,329	322,052
Total stockholders’ equity	59,438	149,839

Investor Contact:

Heather Rowe

Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com

(i) Swift A, Remington K. BeautiPHication: a global approach to facial beauty. Clin Plast Surg. 2011; 38:347-77.

(ii) Dayan S. Neck rejuvenation. In: Hirsch, Aesthetic Rejuvenation: A Regional Approach. 1st ed. New York, NY: McGraw Hill Professional Publishing; 2008: 123-147.

(iii) American Society for Dermatologic Surgery 2014 Consumer Survey on Cosmetic Dermatologic Procedures (N=8,315); Exact survey language was, “How bothered are you by excess fat under the chin/neck?”